EXHIBIT 10.4

FirstEnergy Corp.
2007 Incentive Plan

Amendment and Restatement
Effective May 15, 2007

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Contents

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FirstEnergy Corp. 2007 Incentive Plan

Article 1.   Establishment, Purpose, and Duration

1.1   Establishment. FirstEnergy Corp., an Ohio corporation (the “Company”), hereby amends and restates in its entirety the FirstEnergy Corp. Executive and Director Incentive Compensation Plan, renamed as the “FirstEnergy Corp. 2007 Incentive Plan” (the “Plan”), as set forth in this document.

  This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Cash-Based Awards and Other Stock-Based Awards.

1.2   Purpose of This Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to key employees and Directors that will link their personal interests to the long-term financial success of the Company and its Subsidiaries, and to increase shareholder value.  The Plan is designed to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract and retain the services of employees and Directors whose judgment, interest, efforts and special skills will help enable the Company to succeed.  The Plan is intended to permit the preservation of the maximum deductibility of all Awards within the structure of Code Section 162(m).

1.3   Duration of This Plan. This amended and restated Plan shall become effective upon shareholder approval (the “Effective Date”).  After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding subject to this Plan’s terms and conditions.  Incentive Stock Options cannot be granted more than ten (10) years after the earlier of the date of adoption of this Plan by the Board and the Effective Date.

Article 2.   Definitions

As used in this Plan, the following capitalized terms shall have the following meanings:

2.1   “Annual Award Limit” and “Annual Award Limits” have the meanings set forth in Section 4.3.

2.2   “Award” means, individually or collectively, a grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Cash-Based Awards, or Other Stock-Based Awards under and subject to the terms of this Plan.

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2.3   “Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms of an Award, or (b) a written or electronic statement issued by the Company to a Participant describing the terms of an Award, including any amendment or modification thereof.  The Committee may provide for the use of electronic, Internet, or other non-paper Award Agreements, and the use of electronic, Internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.4   “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5   “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6   “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.7   “Cause” shall mean:

(a)
the willful and continued failure by a Participant to substantially perform his/her duties (other than any such failure resulting from the Participant’s Disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company or any of its Subsidiaries, as the case may be, believes that the Participant has not substantially performed his/her duties, and the Participant has failed to remedy the situation within ten (10) business days of receiving such notice; or

(b)	the Participant’s conviction for committing a felony or a crime involving an act of moral turpitude, dishonesty or misfeasance; or

(c)
the willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company or any of its Subsidiaries.  However, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his/her action or omission was in the best interest of the Company or any of its Subsidiaries; or

(d)	a material breach by a Participant of any agreement between the Participant and the Company.

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2.8   “Change in Control” shall mean:

(a)
An acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) immediately after which such Person has beneficial ownership of fifty percent (50%) (twenty-five percent (25%) if such Person proposes any individual for election to the Board or any member of the Board is the representative of such Person) or more of either:  (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control:

(i)	Any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege);

(ii)	Any acquisition by the Company;

(iii)	Any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(iv)
Any acquisition by any corporation pursuant to a reorganization, merger, or consolidation (collectively “Reorganization”) if, following such Reorganization, the conditions described in (c)(i), (c)(ii), and (c)(iii) of this Section are satisfied.

(b)
Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date of adoption whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (within the meaning of solicitations subject to Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act or any successor rule) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

(c)
Consummation of a Reorganization, or sale or other disposition of all or substantially all of the assets of the Company in one transaction or a series of related transaction, in each case, unless, following such Reorganization, or sale or other disposition of assets:

(i)
More than seventy-five percent (75%) of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Reorganization or acquisition of such assets and the combined voting power of the then-outstanding voting securities of such resulting or acquiring corporation entitled to vote generally in the election of Directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Reorganization, or sale or other disposition of assets in substantially the same proportions as their ownership, immediately prior to such Reorganization, or sale or other disposition of assets, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

(ii)
No Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Reorganization, or sale or other disposition of assets, and any Person beneficially owning, immediately prior to such Reorganization, or sale or other disposition of assets, directly or indirectly, twenty-five percent (25%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Reorganization or acquiring such assets, or the combined voting power of the then-outstanding voting securities of such resulting or acquiring corporation that are entitled to vote generally in the election of directors; and

(iii)
At least a majority of the members of the board of directors of the corporation resulting from such Reorganization or acquisition of such assets were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Reorganization, or sale or other disposition of assets; or

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

However, in no event will a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction.  The Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (excluding passive ownership of less than five percent (5%) of the voting securities of the purchasing company or ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the nonemployee continuing members of the Board of Directors).

In addition, a Change in Control may occur only with respect to the Company.  A change in ownership of common stock of an affiliate or subsidiary, change in membership of a board of directors of an affiliate or subsidiary, the sale of assets of an affiliate or subsidiary, or any other event described in this subsection that occurs only with respect to an affiliate or subsidiary does not constitute a Change in Control.

2.9   “Code” means the Internal Revenue Code of 1986, as amended from time to time.  References to Code Sections shall be deemed to include references to any applicable regulations thereunder and any successor provision with the same or similar purpose.

2.10   “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan.  The Committee members shall be appointed from time to time by, and shall serve at the discretion of, the Board.  If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.11   “Company” means FirstEnergy Corp., an Ohio corporation, and any successor thereto as provided in Article 20.

2.12   “Covered Employee” means any Employee who is or may become a “covered employee,” as defined in Code Section 162(m), and who is designated, as an individual Employee or as a member of a class of Employees, by the Committee.

2.13   “Director” means a member of the Board.

2.14   “Disability” means, as of any date, a Participant’s qualification for, and receipt of, benefits under the Company’s then-existing long-term disability plan or program.

2.15   “Effective Date” has the meaning set forth in Section 1.3.

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

2.16   “Employee” means any individual performing services for the Company, or a Subsidiary and designated as an employee of the Company, or its Subsidiaries on the payroll records thereof.  An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting, or temporary agency or any entity other than the Company or a Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common law employee of the Company or Subsidiary during such period by a court, agency or otherwise.

2.17   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

2.18   “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option or the price established at the time of grant of an SAR pursuant to Article 7 which is used to determine the amount of any payment due upon exercise of the Option or SAR, as the case may be.

2.19   “Fair Market Value” or “FMV” means an amount, unless the Committee determines otherwise, with respect to publicly traded Shares equal to the average of the high and low sales prices of the common stock as reported on the composite tape of the New York Stock Exchange for the date in which the determination of the fair market value is made or, if there are no sales of common stock on that date, then on the next preceding date on which there were sales of common stock.  If Shares are not publicly traded, Fair Market Value shall be determined by the Committee in such manner as it deems appropriate.  The Committee may determine Fair Market Value on other reasonable bases including a price based on the opening, closing, actual, high, low or average selling prices of a Share reported on the New York Stock Exchange or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day or an average of trading days, as determined by the Committee in its sole discretion.  Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement or payout of an Award.  Notwithstanding anything in this Plan to the contrary, “Fair Market Value” shall be determined in a manner consistent with exemption from, and avoidance of adverse tax consequences under, Code Section 409A and, with respect to ISOs, also in a manner consistent with Code Section 422.

2.20   “Full-Value Award” means an Award other than in the form of an ISO, NSO or SAR, and which is settled with Shares.

2.21   “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.22   “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

2.23   “Nonemployee Director” means a Director who is not an Employee.

2.24   “Nonemployee Director Award” means any NSO, SAR or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions and limitations as the Board or Committee may establish in accordance with this Plan.

2.25   “Nonqualified Stock Option” or “NSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.26   “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.27   “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described in this Plan, granted pursuant to Article 10.

2.28   “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.29   “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation for Covered Employees.

2.30   “Performance Measures” means measures described in Article 12 upon which performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan for Awards to qualify as Performance-Based Compensation.

2.31   “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.32   “Performance Share” means an Award under Article 9 and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is a function of the extent to which, or whether, corresponding performance criteria have been achieved.

2.33   “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based upon the passage of time, the achievement of performance goals, or upon the occurrence or non-occurrence of other events as determined by the Committee, in its sole discretion), as provided in Article 8.

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

2.34   “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.35   “Plan” means this FirstEnergy Corp. 2007 Incentive Plan, as it may be amended from time to time.

2.36   “Plan Year” means the calendar year.

2.37   “Restricted Stock” means an Award granted to a Participant pursuant to Article 8, which is not a Restricted Stock Unit.

2.38   “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, pursuant to which no Shares are actually awarded to the Participant on the Grant Date.

2.39   “Share” means a share of common stock of the Company, $.10 par value per share.

2.40   “Stock Appreciation Right” or “SAR” means an Award designated as a stock appreciation right, granted pursuant to Article 7.

2.41   “Subsidiary” means any corporation or other entity in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

Article 3.   Administration

3.1   General. The Committee shall be responsible for administering this Plan, subject to this Article and the other provisions of this Plan.  The Committee shall consist of such number of Nonemployee Directors as is necessary for compliance with Code Section 162(m) and Rule 16b-4 of the Exchange Act, as and when applicable.  The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers, administrators and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company and all other individuals.

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

3.2   Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms of this Plan and any Award Agreement or other agreement or document ancillary or related to this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments and guidelines for administering this Plan as the Committee may deem necessary or proper.  Such authority shall include selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, resolving or reconciling any ambiguity or inconsistency of or among provisions of the Plan, any Award Agreement or related documents, correcting any defect (including scrivener’s errors), supplying any omission and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including any that are necessary to comply with, or obtain favorable treatment under, applicable laws.

        Notwithstanding the foregoing, the Committee shall have no authority to adjust upwards the amount payable to a Covered Employee with respect to a particular Award, to take any of the foregoing actions, or to take any other action to the extent that such action or the Committee’s ability to take such action would cause any Award under the Plan to any Covered Employee to fail to qualify as “performance-based compensation” within the meaning of Code Section 162(m)(4).  Subject to Section 4.4, in no event shall the Committee have the right to: (i) cancel outstanding Options or SARs for the purpose of replacing or regranting such Options or SARs with an exercise price that is less than the original exercise price of the Option or SAR, or (ii) change the Option Price of an Option or SAR to an exercise price that is less than the original Option or SAR Exercise Price, without first obtaining the approval of shareholders.  Also notwithstanding the foregoing, no action of the Committee (other than pursuant to Section 4.4) may be taken with respect to an outstanding Award except in accordance with Section 18.3.

3.3   Procedures of the Committee.  All determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present.  A majority of the entire Committee shall constitute a quorum for the transaction of business.  Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed (including electronic signatures) by each member of the Committee and filed with the minutes for proceedings of the Committee.  Service on the Committee shall constitute service as a Director of the Company so that members of the Committee shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their services as members of the Committee to the same extent that they are entitled under the Company’s Amended Code of Regulations and Ohio law for their services as Directors.

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

3.4   Delegation. The Committee may delegate to one or more of its members or to one or more officers or employees of the Company and its Subsidiaries or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.  The Committee may authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees (other than Covered Employees) to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an insider (as determined by the Board applying Section 16 of the Exchange Act and related guidance); (ii) the Committee action providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4.   Shares Subject to This Plan and Maximum Awards

4.1   Number of Shares Available for Awards.

(a)	Subject to adjustment as provided in Section 4.4, the maximum number of Shares available for grant to Participants under this Plan (the “Share Authorization”) shall be:

(i)	Six Million Five Hundred Fifty Thousand (6,550,000) Shares, plus

(ii)	The number of Shares available for issuance under the Plan immediately prior to the Effective Date of this amended and restated Plan.

(b)	All Shares of the Share Authorization may be issued pursuant to ISOs under this Plan.

(c)	The maximum number of Shares of the Share Authorization that may be issued to Nonemployee Directors shall be Two Hundred Thousand (200,000) Shares.

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

4.2   Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued to a Participant or beneficiary.  Any Shares related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan.  The Shares available for issuance under this Plan may be authorized and unissued Shares, treasury Shares or Shares obtained on the open market.

4.3   Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”), as adjusted pursuant to Sections 4.4 and 18.2, shall apply to grants of such Awards under this Plan for Plan Years beginning on or after January 1, 2007:

(a)	Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be Five Hundred Thousand (500,000) Shares.

(b)	SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be Five Hundred Thousand (500,000) Shares.

(c)	Restricted Stock: The maximum aggregate grant with respect to Awards of Restricted Stock in any one Plan Year to any one Participant shall be Two Hundred Fifty Thousand (250,000) Shares.

(d)	Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock Units in any one Plan Year to any one Participant shall be Two Hundred Fifty Thousand (250,000) Shares.

(e)
Performance Shares: The maximum aggregate Award of Performance Shares that any one Participant may receive in any one Plan Year shall be Two Hundred Fifty Thousand (250,000) Shares or an amount equal to the Fair Market Value of Two Hundred Fifty Thousand (250,000) Shares, determined as of the date of vesting.

(f)
Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year, including the 2007 Plan Year, may not exceed Five Million Dollars ($5,000,000).

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

(g)
Other Stock-Based Awards: The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be Two Hundred Fifty Thousand (250,000) Shares.

4.4   Adjustments in Authorized Shares. In the event of any corporate event or transaction (including a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Exercise Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

  The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect, or related to, such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. Subject to Article 18, but notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate.

        The determination of the Committee as to the foregoing adjustments and substitutions, if any, shall be conclusive and binding on Participants and beneficiaries under this Plan.  The adjustments and substitutions described in this Section shall be made in compliance with:  (i) Code Sections 422 and 424 with respect to ISOs; (ii) Treasury Department Regulation Section 1.424-1 (and any successor) with respect to NSOs, applied as if the NSOs were ISOs; (iii) Code Section 409A, to the extent necessary for exemption therefrom, and to avoid adverse tax consequences thereunder; and (iv) Code Section 162(m) with respect to Awards granted to Covered Employees that the Committee intends be Performance-Based Compensation; unless specifically determined otherwise by the Committee.

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

Article 5.   Eligibility and Participation

5.1   Eligibility. Individuals eligible to participate in this Plan include all Employees and Directors.

5.2   Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals (or classes or categories of individuals) to whom Awards shall be granted and shall determine, in its sole discretion, the nature and terms of each Award.

Article 6.   Stock Options

6.1   Grant of Options. Subject to the terms of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time, as shall be determined by the Committee, in its sole discretion; provided, however, that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424) and only prior to the tenth anniversary of the Effective Date.  An Employee who is employed by a Subsidiary may only be granted Options to the extent the Subsidiary is part of: (a) the Company’s controlled group of corporations, or (b) a trade or business under common control; as of the Date of Grant, each as determined under the rules of Code Section 414, but substituting for this purpose ownership of at least fifty percent (50%) of the Subsidiary to determine the members of the controlled group of corporations and the entities under common control.

6.2   Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.  The Award Agreement shall also specify whether the Option is intended to be an ISO or an NSO.

6.3   Exercise Price. The Exercise Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Exercise Price must be at least equal to one hundred percent (100%) of the FMV of the underlying Shares on the Grant Date. With respect to a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company, any Subsidiary or any Affiliate, the Exercise Price of Shares subject to an ISO shall be at least equal to one hundred ten percent (110%) of the FMV of such Shares on the Grant Date.

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

6.4   Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of its Date of Grant.

6.5   Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.  The aggregate FMV of Shares with respect to which ISOs are exercisable for the first time by a grantee during any calendar year (under this Plan or any other plan adopted by the Company or its parent or subsidiary) shall not exceed one hundred thousand dollars ($100,000).  If such aggregate FMV (determined with respect to each ISO at the time of grant) exceeds such amount, such number of ISOs as have an aggregate FMV equal to the amount in excess of such amount shall be treated as NSOs.

6.6   Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

   Payment of the Exercise Price is a condition precedent to the issuance of the Shares as to which an Option is exercised.  The Exercise Price shall be payable to the Company in full by: (a) paying cash or its equivalent; (b) tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price; (c) cashless (broker-assisted) exercise; (d) any combination of (a), (b), and (c); or (e) any other method or methods approved or accepted by the Committee in its sole discretion.

  Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares or, upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).  Alternatively, if the relevant Award Agreement requires payment of cash or its equivalent at that time, the Company shall pay to the Participant the appropriate amount of cash or its equivalent.

6.7   Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article as it may deem advisable including minimum holding period requirements and restrictions under applicable federal securities laws, the rules of any stock exchange or market upon which such Shares are then listed or traded or any blue sky or state securities laws applicable to such Shares.

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

6.8   Termination of Employment.  If a Participant’s employment terminates because of death, any outstanding Options the Participant may have become immediately exercisable until the earlier of the expiration date of the Options or the first anniversary of termination of employment.  The person or persons acquiring the Participant’s rights under the Options pursuant to Article 15 shall be entitled to exercise the Options.

         If a Participant’s employment terminates because of Disability or retirement, including early retirement (with retirement and early retirement defined for purposes of this Section under the then-existing rules of the Company or any of its Subsidiaries, as the case may be), any outstanding Options the Participant shall continue to vest per the vesting schedule in the relevant Award Agreement; provided, however, that if the Participant subsequently dies with unexercised Options, vesting and exercisability will be governed by the provisions of this section relating to termination of employment due to death.

         If a Participant’s employment terminates for reasons other than death, Disability, retirement (including early retirement) or Cause, the Participant may exercise any vested Options he or she may have until the earlier of the date ending 90 days after termination of employment and the date of expiration of the term of the Options.  Otherwise, the Participant shall not have any rights with respect to the Options in addition to those he had at termination of employment.  Notwithstanding the foregoing, the Committee in its sole discretion may extend the foregoing 90 day period to up to one year, but not beyond the expiration date of the Options.

         If a Participant’s employment terminates for Cause, any outstanding Options the Participant may have will be forfeited immediately.

6.9   Notification of Disqualifying Disposition. If any Participant disposes of Shares issued pursuant to an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), the Participant shall notify the Company of the disposition within ten (10) days thereof.

6.10   No Other Feature of Deferral. No Option granted pursuant to this Plan shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Option, or the time the stock acquired pursuant to the exercise of the Option first becomes substantially vested.

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

Article 7.   Stock Appreciation Rights

7.1   Grant of SARs. Subject to the terms of this Plan, SARs may be granted to Participants at any time, and from time to time, as shall be determined by the Committee in its sole discretion.  However, an Employee of a Subsidiary may only be granted SARs to the extent the Subsidiary is: (a) part of the Company’s controlled group of corporations, or (b) a trade or business under common control with the Company, as of the date of grant, each determined under the rules of Code Section 414, but substituting for this purpose ownership of at least fifty percent (50%) of the Subsidiary to determine the members of the controlled group of corporations and the entities under common control.

  Subject to the terms of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and the terms and conditions pertaining to such SARs.

  The Exercise Price for each SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, that the Exercise Price must be at least equal to one hundred percent (100%) of the FMV of the underlying Shares on the Grant Date.

7.2   SARs Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR and such other provisions as the Committee shall determine.

7.3   Term of SARs. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary of its grant.

7.4   Exercise of SARs. SARs may be exercised upon the terms and conditions imposed by the Committee in its sole discretion.

7.5   Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

  At the discretion of the Committee, payment upon the exercise of an SAR may be in cash, Shares or a combination thereof, or in any other manner approved by the Committee.  The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6   Termination of Employment. If a Participant’s employment terminates, the exercisability of any outstanding SARs he or she may have will be subject to the provisions of Section 6.8, applied as if the SARs were Options.

7.7   Other Restrictions. The Committee shall impose such other conditions and restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem necessary or advisable.  These restrictions may include a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

7.8   No Other Feature of Deferral. No SAR granted pursuant to this Plan shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Stock Appreciation Right.

Article 8.   Restricted Stock and Restricted Stock Units

8.1   Grant of Restricted Stock or Restricted Stock Units. Subject to the terms of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine.  For informational purposes, Restricted Stock Units are similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Grant Date.

8.2   Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted and such other provisions as the Committee shall determine.

8.3   Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units as it may deem advisable including requirements that Participants pay stipulated purchase prices for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

  To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

  Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.  The determination of the Committee with respect to the form of payment shall be set forth in the relevant Award Agreement.

8.4   Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation or law, is subject to certain restrictions on transfer set forth in the FirstEnergy Corp. 2007 Incentive Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in a Restricted Stock Award Agreement dated _______________.  A copy of the Plan, such rules and procedures, and such Restricted Stock Award Agreement may be obtained from the Corporate Secretary of FirstEnergy Corp.”

8.5   Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.  A Participant shall have no voting rights with respect to any Restricted Stock Units.

8.6   Termination of Employment. If a Participant’s employment with the Company or its Subsidiaries terminates because of death or Disability during a Period of Restriction, the Period of Restriction shall automatically terminate.  Except as otherwise provided in Section 8.3 and the relevant Award Agreement, the Restricted Stock shall become free of restrictions and fully transferable and Restricted Stock Units shall become Shares issuable free of restrictions, but in each case subject to the satisfaction of applicable tax withholding requirements.

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

        If a Participant’s employment terminates due to retirement, including early retirement (with retirement and early retirement defined for purposes of this Section under the then-existing rules of the Company or any of its Subsidiaries, as the case may be), the Committee in its sole discretion may waive or modify the restrictions remaining on any or all Shares of Restricted Stock or any or all Shares subject to Restricted Stock Units as it deems appropriate.

        If a Participant’s employment terminates due to death, Disability or retirement, then notwithstanding the foregoing, the Committee may provide that the Participant receives a prorated payment based on the Participant’s number of full months of service during the Performance Period, further adjusted based on the achievement of the performance goals.  The Committee may also require that a Participant have a minimum number of full months of service during the Performance Period to qualify for an Award payment.

        If a Participant’s employment terminates for any reason other than death, Disability or retirement, including early retirement, during a Period of Restriction, any Shares of Restricted Stock or Restricted Stock Units still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that in the event termination is for a reason other than Cause, the Committee, in its sole discretion, may waive or modify the automatic forfeiture of any or all such Restricted Stock or Restricted Stock Units as it deems appropriate.

Article 9.   Performance Shares

9.1   Grant of Performance Shares. Subject to the terms of this Plan, the Committee, at any time and from time to time, may grant Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2   Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.  The Committee shall set performance goals in its sole discretion which, depending on the extent to which they are met, will determine the value and number of Performance Shares upon which payout will be based.

9.3   Earning of Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive payout based upon the value and number of Performance Shares earned by the Participant over the Performance Period determined as a function of the extent to which, or whether, the corresponding performance goals have been achieved.

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

9.4   Form and Timing of Payment of Performance Shares. Payment of earned Performance Shares shall be in such form and at such time as determined by the Committee and as evidenced in the Award Agreement.  Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned  Performance Shares in the form of cash or Shares (or in a combination thereof) equal to the value of the earned Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee.  The determination of the Committee with respect to the form of payout shall be set forth in the relevant Award Agreement.

9.5   Termination of Employment. If a Participant’s employment terminates because of death, Disability or retirement, including early retirement (with retirement and early retirement defined for purposes of this Section under the then-existing rules of the Company or any of its Subsidiaries, as the case may be), the holder of a Performance Share shall receive a prorated payment based on the Participant’s number of full months of service during the Performance Period, further adjusted based on the achievement of the performance goals, as determined by the Committee in its sole discretion.  The Committee may require that a Participant have a minimum number of full months of service during the Performance Period to qualify for an Award payment.  The Committee may make such adjustments to the terms of this paragraph as it may deem advisable to preserve deductibility under Code Section 162(m).

        If a Participant’s employment terminates for any reason other than death, Disability or retirement, including early retirement, all Performance Shares in which he or she then had any interest shall be forfeited; provided, however, that if termination is for a reason other than Cause, the Committee, in its sole discretion, may waive the automatic forfeiture provisions.

Article 10.   Cash-Based Awards and Other Stock-Based Awards

10.1   Grant of Cash-Based Awards. Subject to the terms of the Plan, the Committee may, at any time and from time to time, grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.  The Committee may designate Cash-Based Awards to Covered Employees as being Performance-Based Compensation.

10.2   Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described in this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine.  Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.  The Committee may designate Other Stock-Based Awards to Covered Employees as being Performance-Based Compensation.

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

10.3   Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.  Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its sole discretion.  If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which, or whether, the performance goals are met.

10.4   Payment of Cash-Based Awards and Other Stock-Based Awards. Any payment with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares, as the Committee determines.

10.5   Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with, or provision of services to, the Company and Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan and may reflect distinctions based on the reasons for termination.

Article 11.   Transferability of Awards

        Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no Award granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  In no event may an Award be transferred for value.  Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, all Awards granted to a Participant under this Plan shall be exercisable during his or her lifetime only by the Participant.

Article 12.   Performance Measures

12.1   Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

(a)	Net earnings or net income (before or after taxes);
(b)	Income
(c)	Retained earnings;
(d)	Earnings per share;
(e)	Net sales or revenue growth;
(f)	Net operating profit or income;
(g)	Return measures (including return on assets, capital, invested capital, equity, sales or revenue);
(h)	Cash flow (including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment);
(i)	Earnings before or after taxes, interest, depreciation and/or amortization;
(j)	Gross or operating margins;
(k)	Productivity ratios;
(l)	Share price (including growth measures and total shareholder return);
(m)	Costs or cost control;
(n)	Margins;
(o)	Operating efficiency;
(p)	Operating and maintenance cost management
(q)	Demand-side management (including conservation and load management)
(r)	Market share;
(s)	Service reliability;
(t)	Energy production availability performance;
(u)	Results of customer satisfaction or employee satisfaction surveys;
(v)	Aggregate product price and other product price measures;
(w)	Working capital;
(x)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);
(y)	Management development;
(z)	Succession planning;
(aa)	Shaping legislative and regulatory initiatives and outcomes;
(bb)	Taxes;
(cc)	Safety record;
(dd)	Depreciation and amortization;
(ee)	Total shareholder return;
(ff)	Workforce hiring plan measures;
(gg)	Air quality control project management;
(hh)	Environmental;
(ii)	Risk management;
(jj)	Technology upgrade measures;
(kk)	Financial contribution to earnings from special projects or initiatives;
(ll)	Capital expenditures;
(mm)	Generation output;
(nn)	Power supply sourcing adequacy;

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

(oo)	Results of asset acquisitions;
(pp)	Results of asset divestitures;
(qq)	Capitalization;
(rr)	Credit metrics;
(ss)	Credit ratings;
(tt)	Compound growth rates (earnings, revenue, income from continuing operations, cash generation, etc.);
(uu)	Generation outage duration;
(vv)	Transmission outage duration;
(ww)	Distribution outage duration;
(xx)	Value creation;
(yy)	Effective tax rate;
(zz)	Financing flexibility;
(aaa)	Financing capability; and
(bbb)	Value returned to shareholders.

  Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary or Subsidiaries as a whole or any business unit of the Company and/or a Subsidiary or Subsidiaries or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select a share price performance measure as compared to various stock market indices.  The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article.

12.2   Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s consolidated report to the investment community or investor letters, (f) acquisitions or divestitures and (g) foreign exchange gains and losses.  To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility except as otherwise determined by the Committee in its sole discretion.

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

12.3   Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward.  The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or a combination of the two, as the Committee determines.

12.4   Committee Discretion. If applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.  In addition, in the event the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on performance measures other than those set forth in Section 12.1.

Article 13.   Nonemployee Director Awards

The Board or Committee shall establish the terms of any Awards to Nonemployee Directors.

Article 14.   Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee.  Dividend equivalents shall be converted to cash or additional Shares by a formula, at a time and subject to any limitations as may be determined by the Committee.

Article 15.   Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit payable for a particular type of Award under this Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant with respect to the same type of Award, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such beneficiary designation, or a beneficiary designation for a particular type of Award, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

Article 16.   Rights of Participants

16.1   Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company and its Subsidiaries to terminate any Participant’s employment or service, at any time or for any reason, nor confer upon any Participant any right to continue employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or its Subsidiaries and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company and its Subsidiaries.

16.2   Participation. No individual shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

16.3   Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17.   Change in Control

17.1   Change in Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article shall apply in the event of a Change in Control unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

  Upon a Change in Control, except to the extent that another Award meeting the requirements of Section 17.2 (a “Replacement Award”) is provided to the Participant to replace such Award (the “Replaced Award”), all then-outstanding Stock Options and Stock Appreciation Rights shall immediately become fully vested and exercisable, and all other then-outstanding Awards whose exercisability depends merely on the satisfaction of a service obligation by a Participant to the Company or Subsidiary shall vest in full and be free of restrictions related to the vesting of such Awards.  The treatment of any other Awards shall be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

  Except to the extent that a Replacement Award is provided to the Participant, the Committee may, in its sole discretion:  (a) determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share of Common Stock subject to such Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a Share of Common Stock in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of Shares of Common Stock subject to such Award; provided that if such product is zero or less, or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefor, or (b) provide that the period to exercise Options or Stock Appreciation Rights granted under the Plan shall be extended (but not beyond the expiration of such Options or Stock Appreciation Rights).

17.2   Replacement Awards. An Award shall meet the conditions of this Section (and hence qualify as a Replacement Award) if: (a) it has a value at least equal to the value of the Replaced Award as determined by the Committee in its sole discretion; (b) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and (c) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control).  Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied.  The determination of whether the conditions of this Section are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

17.3   Termination of Employment. Upon a termination of employment or termination of directorship of a Participant occurring in connection with or during the period of two (2) years after such Change in Control, other than for Cause: (a) all Replacement Awards held by the Participant shall become fully vested and (if applicable) exercisable and free of restrictions, and (b) all Stock Options and Stock Appreciation Rights held by the Participant immediately before the termination of employment or termination of directorship that the Participant held as of the date of the Change in Control or that constitute Replacement Awards shall remain exercisable until the earlier of one (1) year following such termination and expiration of the stated term of such Stock Option or SAR; provided that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

Article 18.   Amendment, Modification, Suspension and Termination

18.1   Amendment, Modification, Suspension and Termination. Subject to Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.4, Options or SARs issued under this Plan will not be repriced, replaced (with any other Awards), regranted through cancellation or regranted by lowering the Exercise Price of a previously granted Option or SAR, nor will any outstanding underwater Options or SARs under this Plan be purchased for cash.

18.2   Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

18.3   Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 18.4), no termination, amendment, suspension or modification of this Plan or an Award Agreement shall materially and adversely affect any Award previously granted under this Plan without the written consent of the Participant who received such Award.

18.4   Amendment to Conform to Law.

(a)
Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement prospectively or retroactively as it deems necessary or advisable to conform the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder.  By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section to any Award granted under the Plan without further consideration or action.

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

(b)
Except as may otherwise be expressly provided in an Award Agreement, the Committee intends that Awards be exempt from, and avoid adverse tax consequences under, Code Section 409A and all Awards shall be interpreted, construed and administered accordingly.  The Committee may amend, modify or reform the Plan or an Award Agreement, both prospectively and retroactively and without notice to or the consent of any Participant or beneficiary, to obtain or preserve such exemption or avoidance of adverse tax consequences.  The Committee, in its sole discretion, shall determine to what extent, if any, this Plan or an Award Agreement must be amended, modified or reformed or a substitute Award or Award Agreement must be made.

Article 19.   Withholding

19.1   Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

19.2   Share Withholding or Open Market Sales. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement by having the Company withhold Shares having a Fair Market Value on the date the withholding amount is to be determined in an amount equal to the minimum statutory tax or sell Shares on the open market having a Fair Market Value on the date the withholding amount is to be determined in an amount not to exceed the total tax that could be imposed on the transaction.  All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 20.   Successors

  All obligations of the Company under this Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

Article 21.   General Provisions

21.1   Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.2   Interpretation. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.  The word “including” or any variation thereof, means “including, without limitation,” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

21.3   Severability. In the event any provision of this Plan shall be found illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.4   Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.5   Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable ruling of any governmental body that the Company determines are necessary or advisable.

21.6   Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such authority is not obtained.

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

21.7   Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment purposes and without any intention to sell or distribute the Shares.

21.8   Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of those Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.9   Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company and its Subsidiaries may make to aid it in meeting its obligations under this Plan.  Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual.  To the extent that any individual acquires a right to receive payments from the Company or its Subsidiaries under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or Subsidiary, as the case may be.  All payments to be made hereunder shall be paid from the general funds of the Company or a Subsidiary, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

21.10   No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award.  The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.11   Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

21.12   No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary to take any action which such entity deems to be necessary or appropriate.

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007

21.13   Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.  Unless otherwise provided in the Award Agreement, recipients of an Award and their beneficiaries, estates, successors and assignees are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Ohio, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

21.14   Action Required.  If a Participant or beneficiary is required to take any action under this Plan within a certain number of days, and the final day of such period ends on Saturday, Sunday or a federal holiday, the Participant or beneficiary must take such action no later than the last business day preceding such day.

{EXHIBIT 10.4.DOC;1}                                                                      02590/PL001SD.DOC/05TOCcf  01/2007